1 Exhibit 99.2 4Q 2022 Earnings Release Supplement January 2023 WSFS Financial Corporation

2 Forward Looking Statements & Non-GAAP Forward Looking Statements: This presentation contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to significant risks and uncertainties (which change over time) and other factors, including ability to successfully integrate and fully realize the cost savings and other benefits of our recent acquisition of Bryn Mawr Bank Corporation (“BMT”), the uncertain effects of the COVID-19 pandemic, inflation, interest rates and actions taken in response thereto on our business, results of operations, capital and liquidity, which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties are discussed in detail in the Company's Form 10-K for the year ended December 31, 2021, Form 10-Q for the quarter ended March 31, 2022, Form 10-Q for the quarter ended June 30, 2022, Form 10-Q for the quarter ended September 30, 2022, and other documents filed by the Company with the Securities and Exchange Commission from time to time. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made, and the Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this presentation, the terms "WSFS", "the Company", "registrant", "we", "us", and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise. Non-GAAP Financial Measures: This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures include Core Earnings Per Share (“EPS”), Core EPS, Core Net Income, Core Return on Equity (“ROE”), Core Efficiency %, Pre-provision Net Revenue (“PPNR”), Core PPNR, PPNR to average assets ratio, Core PPNR to average assets ratio, Core Return on Assets (“ROA”), Core ROA, core net interest income, Core Net Interest Margin (“NIM”), Tangible Common Equity (“TCE”), tangible assets, tangible equity, Return on Tangible Common Equity (“ROTCE”), Core ROTCE, Core Fee Revenue and Core Fee Revenue as a percentage of total core net revenue. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Company’s management believes that investors may use these non-GAAP measures to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these non-GAAP measures to their comparable GAAP measures, see the Appendix. Trade names, trademarks and service marks of other companies appearing in this presentation are the property of their respective holders.

Financial Highlights

WSFS Financial Corporation

$ in millions (except per share amounts)	4Q 2022 Reported	4Q 2022 Core[1]	FY 2022 Reported	FY 2022 Core[1]
EPS	$1.37	$1.38	$3.49	$4.25
ROA	1.69%	1.71%	1.09%	1.32%
Net Income[2]	$84.4	$85.5	$222.4	$270.7
PPNR[1]	$125.9	$127.2	$348.7	$410.8
PPNR %[1]	2.51%	2.54%	1.70%	2.01%
ROE	15.74%	15.93%	9.27%	11.28%
ROTCE[1]	31.12%	31.49%	16.88%	20.37%
NIM	4.49%	4.49%	3.71%	3.71%
Fee Revenue	$64.9	$65.5	$260.1	$257.0
Fee Revenue %[3]	25.0%	25.2%	28.1%	27.9%
Efficiency Ratio	51.2%	50.8%	62.1%	55.2%
ACL Ratio	1.17%	1.17%	1.17%	1.17%
Bank CET1	12.86%	12.86%	12.86%	12.86%

4Q 2022 Highlights:

- Core EPS[1] of $1.38, up 12.2% vs. 3Q
- Core ROA[1] was 1.71%, up 12.5% vs. 3Q
- Core NIM[1] of 4.49%, up 12.5% vs. 3Q
- Core Fee Revenue[1] grew to $65.5 million this quarter with a Core Fee Revenue %[1] of 25.2%
- Net credit costs were $13.0 million primarily due to the impact of the economic forecast and net loan growth on the provision for credit losses
- Core Efficiency Ratio[1] of 50.8%, down from 53.8% in 3Q
- Repurchased 361,980 shares of common stock for an aggregate of $17.3 million this quarter
- The Board of Directors approved a quarterly cash dividend of $0.15 per share of common stock

[1] These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information.
[2] Excludes net income that is attributable to noncontrolling interest
[3] Tax-equivalent

3

4 3 2023 Outlook – Core Key Metrics Loan Growth Mid-single digit growth; Driven by diversified loan portfolios Deposit Growth Relatively flat; Core franchise growth offset by normalizing customer excess liquidity Net Interest Margin Range of 4.35% - 4.45%; Fed Funds Rate ending at 4.75%; IB deposit beta of approximately 35% by year-end Fee Revenue Growth Mid-to-high single digit growth; Fee Revenue % in the mid-to-high 20% Provision Costs 0.40% - 0.50% of average loans; Due to organic loan growth and forecasted economic environment Efficiency Ratio Mid 50s; Disciplined investment in franchise growth Tax Rate Approximately 25% Full-Year Core ROA1 Outlook of +/-1.50% and Core PPNR %1 of +/-2.30%; Delivering growth from our unique market position and diversified business model 1 The Company is not able to reconcile the forward-looking non-GAAP estimates set forth above to their most directly comparable GAAP estimates without unreasonable efforts because it is unable to predict, forecast or determine the probable significance of the items impacting these estimates with a reasonable degree of accuracy 2 Source: Oxford Economics as of December 2022 2023 Core Outlook1 Assumes a relatively flat interest rate environment and flat full-year GDP growth including a mild recession in 2H2

5 Loan Portfolio Trends • Total gross loan growth of 7% annualized excluding acquired residential mortgage portfolio • Commercial loan growth of $74 million, or 3% annualized driven by Commercial Mortgages and Leases • Commercial portfolio comprises 78% of total gross loans • Consumer loan growth of $134 million primarily from SpringEQ partnership product (home equity loans) Diversified products and strong pipeline positioned well for continued organic loan growth ($ in millions) Dec 2022 Sep 2022 Dec 2021 4Q22 $ Growth Annualized % Growth C & I Loans 4,408 4,445 3,271 ($37) (3%) Commercial Mortgages 3,351 3,280 1,882 71 9% Construction Loans 1,044 1,028 687 16 6% Commercial Leases 559 535 352 24 18% Total Commercial Loans $9,362 $9,288 $6,192 $74 3% Residential Mortgage (HFS/HFI) 782 802 649 (20) (10%) Consumer Loans 1,811 1,677 1,159 134 32% Total Gross Loans $11,955 $11,767 $8,000 $188 6% 0% Acquired HFI Resi Mortgage 578 595 386 ($17) (11%) Gross Loans ex Acquired HFI Resi Portfolio $11,377 $11,172 $7,614 $205 7% Loans - 4Q 2022 vs 3Q 2022 $490 $503 $685 $618 $689 ($626) ($516) ($600) ($558) ($619) $(800) $(600) $(400) $(200) - $200 $400 $600 $800 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 Commercial Portfolio: New Net Loan Fundings ($mm)1 New Loans Fundings Paydown/Payoffs • Strong net new Commercial loan fundings of $689 million driven by closing activity and strong Construction loan funding • Commercial 90-day weighted average pipeline of approximately $290 million • Commercial line utilization of 37.7%, which represents significant improvement from a year ago 1 Includes new loans, existing new funding, paydowns, payoffs, and prior Commercial runoff portfolios. Excludes reclasses, HFS, purchase accounting mark/unearned changes, PPP loans, KCMI sale, and Commercial leases

Deposit Balance Trends

WSFS Financial Corporation

Diversified franchise deposit base with low loan-to-deposit ratio and competitive through-the-cycle betas

Deposits by Product - 4Q 2022 vs 3Q 2022

($ in millions)	Dec 2022	Sep 2022	Dec 2021	4Q 2022 $ Growth	Public Funding Δ	Trans. Trust Δ	Adj.[1] 4Q 2022 $ Growth	Adj.[1] 4Q 2022 % Growth	Adj[1] Annual. % Growth
Noninterest Demand	5,739	6,171	4,565	(178)	(7)	(252)	81	2%	7%
Interest Demand Deposits	3,347	3,462	2,793	(115)	(110)	0	(5)	(0%)	(1%)
Savings	2,162	2,266	1,971	(104)	(1)	0	(103)	(5%)	(18%)
Money Market	3,731	3,740	2,906	(9)	(4)	0	(5)	(0%)	(1%)
Total Core Deposits	**$14,979**	**$15,639**	**$12,235**	**($660)**	**($123)**	**($252)**	**($285)**	**(2%)**	**(8%)**
Customer Time Deposits	1,102	1,063	989	39	(11)	0	50	5%	19%
Total Customer Deposits	**$16,081**	**$16,702**	**$13,224**	**($621)**	**($133)**	**($252)**	**($236)**	**(2%)**	**(6%)**

- Excluding Public Funding and Transactional Trust deposits, Customer deposit decline of $236 million or 2% (6% annualized)
  - Due to continued customer utilization of excess liquidity
- 54% of Customer deposits are in Wealth and Trust, Commercial, and Small Business portfolios
- Competitive deposit betas of 15% interest-bearing and 9% total deposits as of 4Q 2022
- Strong loan-to-deposit ratio of 73% positioned well for organic loan growth

4Q 2022 Customer Deposits By LOB



Small Business
18%
Other
1%
Commercial
24%
Wealth and
Trust
12%
Consumer
45%

[1] Adjusted for Public Funding and Transactional Trust Deposits

6

7 0.09% 0.07% 0.08% 0.15% 0.35% 4.23% 4.13% 4.40% 5.12% 5.98% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 0.0% 0.2% 0.3% 0.5% 0.6% 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 Lo an Y ie ld (% ) Cu st om er D ep os it Co st (% ) Total Deposit Cost Total Loans Ex PPP/PAA Yield 2.91% 2.94% 3.29% 3.90% 4.40% 0.19% 0.07% 0.11% 0.09% 0.09% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 NIM Ex PAA PAA Deposit Betas3 Net Interest Margin Trends Asset sensitive balance sheet and diversified low funding costs driving NIM expansion Average Deposit Cost and Loan Yield 1 Includes non-interest and interest-bearing; interest-bearing deposits include demand, money market, savings, and customer time deposits 2 Average total loans yield excludes PAA and PPP 3 Deposit betas are cumulative for the current cycle; Federal Funds Target rates are end-of-period value 21 3.10% 3% 7% 15% 0% 2% 4% 9% 0.25% 0.50% 1.75% 3.25% 4.50% 0.0% 2.0% 4.0% 6.0% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 Fe de ra l F un ds T ar ge t R at e De po sit B et a Interest-bearing Dep Beta Total Dep Beta Fed Funds Target 3.01% 3.40% 3.99% 4.49%

8 $18 $32 $33 $30 $31 $12 $16 $19 $19 $15 $11 $10 $12 $15 $18 $5 $3 $2 $1 $1 $46 $61 $66 $65 $65 $- $10 $20 $30 $40 $50 $60 $70 4Q 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 Co re F ee R ev en ue ( $m m )2 Wealth Management Banking Cash Connect Mortgage 1 These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information. 2 Tax-equivalent basis and excludes PPP revenue 3 Banking includes deposit service charges, SBA loan sales, loan and lease fees, credit and debit revenue, capital markets, and other banking related fees • Well-diversified with over 25 discrete lines of business and products within our three main segments: Banking, Wealth Management, and Cash Connect® • Core Fee Revenue percentage of 25.2% provides earnings stability through interest rate and credit cycles, and economic environments • Core Fee Revenue totaled $65.5 million, including $31.0 million from Wealth Management • Core Fee Revenue increased $0.5 million, compared to 3Q Core Fee Revenue1 Trends Diversified fee businesses drives resilient Core Fee Revenue 3 Core Fee Revenue %2 29.9% 30.4% 30.0% 26.8% 25.2%

9 0% 1% 2% 3% 4% 5% 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 3Q22 Forecast 4Q22 Forecast ACL Ratio 1 Source: Oxford Economics as of December 2022 2 Hotel loan balances are included in the C&I and Construction segments ACL Overview ACL by Segment Full-Year GDP forecast of 2.0% in 2022 and 0.1% in 20231 Full-Year Unemployment forecast of 3.7% in 2022 and 4.2% in 20231 4Q 2022 ACL Commentary 1.14% 1.17% GDP Growth by Quarter Unemployment by Quarter • ACL Ratio of 1.17% and 1.41% including estimated remaining credit mark on the acquired loan portfolio • ACL increased $5.7 million in 4Q driven by economic impact and new loan generation -6% -4% -2% 0% 2% 4% 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 3Q22 Forecast 4Q22 Forecast $60 $80 $100 $120 $140 $160 $180 9/30/2022 Economic Impact Net Loan Growth Migration Other 12/31/2022 4Q 2022 ACL ($mm) $9 $146 ($2) $152 ($5)$4 ($ millions) $ % $ % $ % C&I2 $44.0 2.33% $51.9 1.97% $49.5 1.93% Owner Occupied $1.9 0.28% $6.0 0.63% $6.0 0.33% CRE Investor $11.6 0.62% $21.5 0.66% $21.5 0.64% Construction2 $4.6 0.34% $6.5 0.34% $7.0 0.67% Mortgage $6.0 1.70% $4.8 0.64% $4.7 0.61% Leases $3.4 0.62% $8.0 1.49% $9.9 1.77% HELOC & HEIL $4.8 1.07% $7.0 1.24% $8.7 1.34% Consumer Partnerships $14.1 2.80% $36.4 4.40% $41.1 4.30% Other $4.1 1.87% $4.1 0.29% $3.5 0.27% TOTAL $94.5 1.19% $146.2 1.14% $151.9 1.17% December 31, 2021 September 30, 2022 December 31, 2022

10 Capital Management TCE Ratio1,2 with AOCI 4Q 2022 Bank Capital Ratios 7.47% 6.63% 5.73% 6.31% 1.57% 2.66% 3.77% 3.58% 9.04% 9.29% 9.50% 9.89% 0% 3% 6% 9% 12% 1Q 2022 2Q 2022 3Q 2022 4Q 2022 TCE/Tangible Assets AOCI/Tangible Assets • TCE Ratio increased 58bps vs 3Q, including 14bps reduction from $26.5 million in capital returned to shareholders (share repurchases and dividends) • 85% of full-year 2022 adjusted net income1 returned to WSFS shareholders • Regulatory capital ratios remain well in excess of target and well-capitalized thresholds 1 These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information. 2 Tangible Common Equity (TCE) Ratio is at the holding company level 13.84% 12.86% 10.29% 10.00% 6.50% 5.00% 3.84% 6.36% 5.29% 0% 3% 6% 9% 12% 15% Total Risk-based Capital CET1 Tier 1 Leverage Well-capitalized Incremental Strong regulatory capital ratios supported by continued capital accretion through earnings

11 Non-GAAP Financial Information Appendix:

12 Non-GAAP Information This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). This presentation may include the following non-GAAP measures: • Adjusted Net Income (non-GAAP) attributable to WSFS is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of securities gains, realized/unrealized gains (losses) on equity investments, net, Visa derivative valuation adjustment, loss on debt extinguishment, corporate development and restructuring expense, recovery of legal settlement, and contribution to WSFS CARES Foundation; • Core noninterest income, also called Core Fee Revenue, is a non-GAAP measure that adjusts noninterest income as determined in accordance with GAAP to exclude the impact of securities gains, realized/unrealized gains on equity investments, net, and Visa derivative valuation adjustment; • Core Fee Revenue percentage (%) is a non-GAAP measure that divides (i) Core Fee Revenue by (ii) Core Net Revenue (tax-equivalent); • Core net interest income is a non-GAAP measure that adjusts net interest income to exclude the impact of certain dividends; • Core Earnings Per Share (EPS) is a non-GAAP measure that divides (i) Adjusted Net Income (non-GAAP) attributable to WSFS by (ii) weighted average shares of common stock outstanding for the applicable period; • Core Net Revenue is a non-GAAP measure that adds (i) core net interest income and (ii) Core Fee Revenue; • Core noninterest expense is a non-GAAP measure that adjusts noninterest expense as determined in accordance with GAAP to exclude loss on debt extinguishment, corporate development and restructuring expenses, recovery of legal settlement, and contribution to WSFS CARES Foundation; • Core Efficiency Ratio is a non-GAAP measure that divides (i) core noninterest expense by (ii) the sum of core interest income and Core Fee Revenue; • Core Return on Average Assets (ROA) is a non-GAAP measure that divides (i) Adjusted Net Income (non-GAAP) attributable to WSFS by (ii) average assets for the applicable period; • Tangible Common Equity (TCE) is a non-GAAP measure and is defined as total stockholders’ equity of WSFS less goodwill and other intangible assets; • TCE Ratio is a non-GAAP measure that divides (i) TCE by (ii) tangible assets; • Tangible assets is a non-GAAP measure and is defined as total assets less goodwill and other intangible assets; • Return on average tangible common equity (ROTCE) is a non-GAAP measure and is defined as net income allocable to common stockholders divided by tangible common equity; • Pre-provision Net Revenue (PPNR) is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impacts of (i) income tax provision and (ii) provision for (recovery of) for credit losses; • Core PPNR is a non-GAAP measure that adjusts PPNR to exclude the impact of securities gains, realized/unrealized gains on equity investments, net, Visa derivative valuation adjustment, loss on debt extinguishment, corporate development and restructuring expenses, recovery of legal settlement, and contribution to WSFS CARES Foundation; • PPNR % is a non-GAAP measure that divides (i) PPNR (annualized) by (ii) average assets for the applicable period; • Core PPNR % is a non-GAAP measure that divides (i) core PPNR (annualized) by (ii) average assets for the applicable period; and • Core Return on Average Equity (ROE) is a non-GAAP measure that divides (i) Adjusted Net Income (non-GAAP) attributable to WSFS by (ii) average stockholders’ equity for the applicable period.

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands)	Three Months Ended December 31, 2022	Three Months Ended September 30, 2022	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2022
Net interest income (GAAP)	$ 193,886	$ 176,831	$ 108,224	$ 662,890
Core net interest income (non-GAAP)	$ 193,886	$ 176,831	$ 108,224	$ 662,890
Noninterest income (GAAP)	$ 64,880	$ 62,651	$ 46,027	$ 260,8134
(Plus)/less: Unrealized (loss) gain on equity investments, net	(8)	—	—	5,980
Plus: Visa derivative valuation adjustment	(592)	(2,285)	—	(2,877)
Core fee revenue (non-GAAP)	$ 65,480	$ 64,936	$ 46,027	$ 257,031
Core net revenue (non-GAAP)	$ 259,366	$ 241,767	$ 154,251	$ 919,921
Core net revenue (non-GAAP) (tax-equivalent)	$ 260,058	$ 242,327	$ 154,499	$ 919,829
Noninterest expense (GAAP)	$ 132,903	$ 132,917	$ 90,419	$ 574,326
Less: Corporate development expense	1,070	1,248	4,989	42,749
(Plus)/less: Restructuring expense	(319)	1,344	1,755	22,473
Plus: Recovery of legal settlement	—	—	(15,000)	—
Core noninterest expense (non-GAAP)	$ 132,152	$ 130,325	$ 98,675	$ 509,104
Core efficiency ratio (non-GAAP)	50.8%	53.8%	63.9%	55.2%
Core fee revenue as a % of total core net revenue (non-GAAP)(tax-equivalent)	25.2%	26.8%	29.8%	27.9%

(dollars in thousands)	Three Months Ended December 31, 2022	Three Months Ended September 30, 2022	Three Months Ended June 30, 2022	Three Months Ended March 31, 2022
Calculation of tangible common equity ratio:				
Total Assets (GAAP)	$ 19,914,755	$ 19,985,387	$ 20,550,216	$ 20,964,674
Less: Goodwill and other intangible assets	1,012,232	1,016,413	1,019,857	1,032,189
Total tangible assets (non-GAAP)	$ 18,902,523	$ 18,968,974	$ 19,530,359	$ 19,932,485
Total stockholders' equity of WSFS (GAAP)	2,205,113	2,103,593	2,315,360	2,520,463
Less: Goodwill and other intangible assets	1,012,232	1,016,413	1,019,857	1,032,189
Total tangible common equity (non-GAAP)	$ 1,192,881	$ 1,087,180	$ 1,295,503	$ 1,488,274
Equity to asset ratio (GAAP)	11.07%	10.53%	11.27%	12.02%
Tangible common equity to tangible assets ratio (non-GAAP)	6.31%	5.73%	6.63%	7.47%
Accumulated other comprehensive (loss) income (AOCI)	$ (675,844)	$ (715,479)	$ (518,878)	$ (313,780)
Total assets (GAAP)	19,914,755	19,985,387	20,550,216	20,964,674
Total tangible assets (non-GAAP)	18,902,523	18,968,974	19,530,359	19,932,485
AOCI to asset ratio (GAAP)	3.39%	3.58%	2.52%	1.50%
AOCI to tangible assets ratio (non-GAAP)	3.58%	3.77%	2.66%	1.57%

13

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands, except per share data)	Three Months Ended December 31, 2022	September 30, 2022	December 31, 2021	Twelve Months Ended December 31, 2022
GAAP net income attributable to WSFS	$ 84,449	$ 73,382	$ 56,287	$ 222,375
Plus/(less): Pre-tax adjustments[1]	1,351	4,877	(8,256)	62,119
(Plus)/less: Tax impact of pre-tax adjustments	(308)	(750)	1,863	(13,809)
Adjusted net income (non-GAAP) attributable to WSFS	$ 85,492	$ 77,509	$ 49,894	$ 270,685
Net income (GAAP)	$ 84,435	$ 73,344	$ 56,401	$ 222,648
Plus: Income tax provision	28,032	25,767	15,485	77,961
Less: Provision for (recovery of) credit losses	13,396	7,454	(8,054)	48,089
PPNR (Non-GAAP)	$ 125,863	$ 106,565	$ 63,832	$ 348,698
Plus/(less): Pre-tax adjustments[1]	1,351	4,877	(8,256)	62,119
Core PPNR (Non-GAAP)	$ 127,214	$ 111,442	$ 55,576	$ 410,817
Average Assets	$ 19,876,322	$ 20,235,749	$ 15,419,923	$ 20,463,695
PPNR % (Non-GAAP)	2.51%	2.09%	1.64%	1.70%
Core PPNR % (Non-GAAP)	2.54%	2.18%	1.43%	2.01%
GAAP return on average assets (ROA)	1.69%	1.44%	1.45%	1.09%
Plus/(less): Pre-tax adjustments[1]	0.03	0.10	(0.21)	0.30
(Plus)/less: Tax impact of pre-tax adjustments	(0.01)	(0.02)	0.04	(0.07)
Core ROA (non-GAAP)	1.71%	1.52%	1.28%	1.32%
Earnings per share (diluted)(GAAP)	$ 1.37	$ 1.16	$ 1.18	$ 3.49
Plus/(less): Pre-tax adjustments[1]	0.02	0.08	(0.17)	0.98
(Plus)/less: Tax impact of pre-tax adjustments	(0.01)	(0.01)	0.03	(0.22)
Core earnings per share (non-GAAP)	$ 1.38	$ 1.23	$ 1.04	$ 4.25

[1] Pre-tax adjustments include unrealized (loss) gain on equity investments, net, Visa derivative valuation adjustment, corporate development and restructuring expense, and recovery of legal settlement

14

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands)	Three Months Ended December 31, 2022	Three Months Ended September 30, 2022	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2022
Calculation of return on average tangible common equity:				
GAAP net income attributable to WSFS	$ 84,449	$ 73,382	$ 56,287	$ 222,375
Plus: Tax effected amortization of intangible assets	2,925	2,906	2,063	11,752
Net tangible income (non-GAAP)	$ 87,374	$ 76,288	$ 58,350	$ 234,127
Average stockholders' equity of WSFS	$ 2,128,869	$ 2,347,178	$ 1,913,882	$ 2,398,871
Less: average goodwill and intangible assets	1,014,985	1,018,592	548,552	1,012,233
Net average tangible common equity	$ 1,113,884	$ 1,328,586	$ 1,365,330	$ 1,386,638
Return on average equity (GAAP)	15.74%	12.40%	11.67%	9.27%
Return on average tangible common equity (non-GAAP)	31.12%	22.78%	16.96%	16.88%
Calculation of core return on average tangible common equity:				
Adjusted net income (non-GAAP) attributable to WSFS	$ 85,492	$ 77,509	$ 49,894	$ 270,685
Plus: Tax effected amortization of intangible assets	2,925	2,906	2,063	11,752
Core net tangible income (non-GAAP)	$ 88,417	$ 80,415	$ 51,957	$ 282,437
Net average tangible common equity	$ 1,113,884	$ 1,328,586	$ 1,365,330	$ 1,386,638
Core return on average equity (non-GAAP)	15.93%	13.10%	10.34%	11.28%
Core return on average tangible common equity (non-GAAP)	31.49%	24.01%	15.10%	20.37%

	Three Months Ended				
(dollars in thousands)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Core fee revenue (non-GAAP)	$ 65,480	$ 64,936	$ 66,038	$ 60,577	$ 46,027
PPP fee income	-	-	-	-	(63)
Core fee income excl. PPP	$ 65,480	$ 64,936	$ 66,038	$ 60,577	$ 46,090
Core net revenue (non-GAAP)(tax-equivalent)	$ 260,058	$ 242,327	$ 220,095	$ 199,349	$ 154,499
PPP income	-	-	-	170	608
Core net revenue excl. PPP	$ 260,058	$ 242,327	$ 220,095	$ 199,179	$ 153,891
Core fee revenue as a % of core net revenue excl. PPP (non-GAAP)	25.2%	26.8%	30.0%	30.4%	29.9%

15

16 Stockholders or others seeking information regarding the Company may call or write: WSFS Financial Corporation Investor Relations WSFS Bank Center 500 Delaware Avenue Wilmington, DE 19801 302-504-9857 stockholderrelations@wsfsbank.com www.wsfsbank.com Rodger Levenson Chairman, President and CEO 302-571-7296 rlevenson@wsfsbank.com Dominic C. Canuso Chief Financial Officer 302-571-6833 dcanuso@wsfsbank.com